Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our audit report dated May 13, 2024, with respect to the financial statements of OnKure, Inc., included herein, and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG LLP

Boulder, Colorado

August 19, 2024